SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): July 25, 1997


                             STAGE II APPAREL CORP.
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             (Exact Name of Registrant as Specified in its Charter)



          New York                       1-9502                13-3016967
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(State or Other Jurisdiction of       (Commission           (I.R.S. Employer
Incorporation or Organization)        File Number)        Identification Number)




350 Fifth Avenue, New York, New York                              10118
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code: (212) 564-5865
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(Former Name or Former Address if Changed Since Last Report)




ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         (a) On July 25, 1997, Registrant dismissed KPMG Peat Marwick LLP as its independent accountants ("KPMG"). This action had been approved by Registrant's Audit Committee of its Board of Directors. During the past three years KPMG did not issue a report on Registrant's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

         During the period of its engagement there were no disagreements between Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement in connection with its opinion.

         (b) On July 25, 1997 the Board of Directors of Registrant appointed Mahoney Cohen & Company, CPA, P.C. ("MC&C") as its independent accountants. Prior to such engagement, Registrant did not consult with MC&C regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         1. Letter by independent accountants in connection with the disclosure under item 4 of this Report.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 31, 1997

                                                     STAGE II APPAREL CORP.



                                                     By:   /s/Jack Clark
                                                        ------------------------
                                                          Jack Clark, Chairman



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